UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Implementation of “At-the-Market” Program

On December 12, 2016, Global Net Lease, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA Inc. and FBR Capital Markets & Co. (each, an “Agent” and collectively, the “Agents”), pursuant to which the Company may, from time to time, offer, issue and sell to the public, through the Agents, shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) having an aggregate offering price of up to $175,000,000.

Subject to the terms and conditions of the Equity Distribution Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, shares of common stock offered by the Company under and in accordance with the Equity Distribution Agreement. The sales, if any, of the Shares, made under the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use any net proceeds from the offering for general corporate purposes, including funding investment activity, repaying outstanding indebtedness (including borrowings under the Company’s revolving credit facility), and for working capital. The Equity Distribution Agreement provides that the applicable Agent will be entitled to compensation for its services of up to 1.0% of the gross sales price of all Shares sold through it as Agent under the Equity Distribution Agreement. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-214579). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated December 12, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Equity Distribution Agreement contains customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. A copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Equity Distribution Agreement in this Item 1.01 is qualified in its entirety by reference to such Exhibit, which is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement dated December 12, 2016
5.1	Opinion of Venable LLP regarding the legality of the Shares
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016	By:	/s/ Scott J. Bowman
		Name: Title:	Scott J. Bowman Chief Executive Officer and President